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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             May 30, 2006
                                                           ---------------

                               RPM TECHNOLOGIES, INC.
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)


       Delaware                       000-31291             36-4391958
----------------------------    -----------------------  -----------------
(State or other jurisdiction   (Commission File Number)  (IRS Employer
of incorporation)                                        Identification No.)


  24001 S. Western Avenue, Park Forest, IL                           60466
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:            (708) 679-0002
                                                               --------------

       --------------------------------------------------------------
        (Former name or former address, if changed since last report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01.  Entry Into a Material Definitive Agreement.

       License and Royalty Agreement dated June 1, 2006 by and between RPM Technologies, Inc. and Gerald Edson

    On May 30, 2006, RPM Technologies, Inc. (the "Company") and Gerald Edson, an individual ("Licensor"), entered into a License and Royalty Agreement dated June 1, 2006 (the "License Agreement"). The License Agreement concerns certain plastic roofing technology as more particularly descried therein (the "Licensed Technology"). The License Agreement provides for a non-transferable, irrevocable right and license to use the Licensed Technology to (i) develop, manufacture, use, sell and otherwise distribute certain licensed products and to perform certain licensed processes, and (ii) sublicense without the right to further sublicense the use of the Licensed Technology to third parties to manufacture the licensed products.

    The License Agreement confers an exclusive license to the Company, with a single exception for a license that may be granted to a manufacturing company, provided that such license is entered into within 30-days of the execution of the License Agreement. The term of the License Agreement is to continue in perpetuity; however, the License Agreement may be terminated in the event the Company has failed to pay the required royalties or upon a material breach of the License Agreement that is not cured, with such termination occurring 30-days after receipt by the Company of written notice thereof.

    The License Agreement provides that the Licensor shall disclose in writing to the Company any updates, improvements, enhancements, amendments and modifications to the Licensed Technology and the same shall be subject to the License Agreement and included within the scope of the license granted therein. The License Agreement also provides that if the Licensor develops technology related to any plastic roofing technology not included within the foregoing provisions, that the Company shall have a 30-day option to negotiate a license to such technology on mutually agreeable terms and conditions and the Company shall have an option to negotiate a license prior to Licensor entering into any license agreement with a third-party for any such technology.

    The License Agreement provided for a one-time payment by the Company to Licensor of $500,000 within 30-days of the execution of the License Agreement and the issuance by the Company to Licensor of 500,000 shares of the Company's common stock ("Common Stock"). In addition to such license fee, the Company shall pay Licensor royalties in the amount of $10.00 per "square" of roofing tile or pro rata per shingle for sales of less than a square of roofing tile and $0.10 per piece of accessory parts from sales of the licensed products by or through the Company. A "square" of roofing tile measures 10 x 10 feet and is generally priced at approximately $230 to $310, depending on the type of tile. Such royalties are due monthly and are to be paid no later than 30-days after the end of each month.

    The License Agreement includes customary terms, conditions, representations, warranties, covenants and agreements, including representations regarding ownership of the related intellectual property by Licensor to the best of his knowledge, subject to a certain specified exclusion related to a conflict with a specified third-party.

    Securities Purchase Agreement dated as of June 19, 2006 between RPM Technologies, Inc. and Laurus Master Fund Ltd.

    On June 23, 2006, the Company and Laurus Master Fund, Ltd. ("Laurus") executed a Securities Purchase Agreement dated as of June 19, 2006 that provides for the issuance by the Company of a Secured Term Note in the aggregate principal amount of $3.0 million and the issuance of a Common Stock Purchase Warrant to purchase up to 3,750,000 shares of Common Stock in exchange for aggregate consideration of $3.0 million in cash.

    The Securities Purchase Agreement includes customary terms, conditions, representations, warranties, covenants and agreements, including information delivery requirements and covenants regarding the issuance of additional securities. The Securities Purchase Agreement also provides for a right of first refusal on the part of Laurus in connection with subsequent financings that may be conducted by the Company.

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    Secured Term Note dated as of June 19, 2006 in favor of Laurus Master Fund,
    Ltd.

    The Secured Term Note (the "Note") is due June 19, 2009 and accrues interest at the per annum rate of the Prime Rate plus 3%. Accrued interest on the Note is payable in arrears commencing August 1, 2006 and principal is payable commencing January 2, 2007 in the amount of $75,000 per month with the balance of all amounts owed payable upon maturity of the Note. The Company may prepay all or a portion of the Note without bonus or penalty. The Note includes customary events of default. In the event of a default, the Company is to pay additional interest at a rate of 2% per month on all outstanding amounts owed under the Note. In addition, in the event of a default, Laurus is entitled to accelerate all obligations under the Note and require that the Company pay 110% of the outstanding principal amount plus accrued and unpaid interest and all other amounts owed under the Note. The Note also includes customary terms, conditions, covenants and agreements.

    Common Stock Purchase Warrant issued as of June 19, 2006 to Laurus Master Fund, Ltd.

    The Common Stock Purchase Warrant (the "Warrant") is exercisable into an aggregate of up to 3,750,000 shares of Common Stock at a fixed exercise price of $0.001 per share. The Warrant also includes customary terms, conditions, covenants and agreements, including a net exercise provision for the cashless exercise of the Warrant in the event that the shares underlying the Warrant are not registered for resale within the time periods required under the Registration Rights Agreement, as described further below.

    Registration Rights Agreement dated as of June 19, 2006 between RPM Technologies, Inc. and Laurus Master Fund, Ltd.

    The Registration Rights Agreement provides that the Company shall register for resale the shares of Common Stock underlying the Warrant. The registration obligations require, among other things, that the Company file an initial registration statement with the Securities and Exchange Commission no later than 60 days from the issuance date of the Warrant and cause the registration statement to be declared effective no later than 120 days from such date. The Company is required to pay all registration expenses, including up to $15,000 for Laurus' legal counsel fees. The Registration Rights Agreement also includes customary terms, conditions, covenants and agreements.

    Master Security Agreement dated as of June 19, 2006 between RPM Technologies, Inc. and Laurus Master Fund, Ltd.

    The obligations of the Company under the Securities Purchase Agreement, the Note, the Warrant and the Registration Rights Agreement are secured by substantially all of the assets of the Company pursuant to a Master Security Agreement which includes customary terms, conditions, representations, warranties, covenants and agreements.

    The Company has previously entered into a Securities Purchase Agreement and related instruments and agreements with Laurus concerning a convertible note financing transaction. As of June 23, 2006, and not including amounts received by the Company in connection with the transaction described above, Laurus lent the Company funds in the aggregate amount of $1.2 million and has received a Warrant to purchase an aggregate of 1,125,000 shares of Common Stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    (a) On June 23, 2006, and effective as of June 19, 2006, the Company consummated a loan financing transaction with Laurus as described above under
Item 1.01. The disclosures contained in Item 1.01 of this Report on Form 8-K are incorporated herein by reference.

    (b) Not applicable.

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Item 3.02.  Unregistered Sales of Equity Securities.

    As described in Item 1.01 above, on May 30, 2006, and effective as of June 1, 2006, the Company agreed to issue 500,000 shares of its Common Stock to Licensor. The disclosures contained in Item 1.01 of this Report on Form 8-K with respect to this issuance are incorporated herein by reference.

    As described in Item 1.01 above, on June 23, 2006, and effective as of June 19, 2006, the Company issued to Laurus a Warrant to purchase an aggregate of 3,750,000 shares of Common Stock at an exercise price of $0.001 per share. The disclosures contained in Item 1.01 of this Report on Form 8-K with respect to this issuance are incorporated herein by reference.

    Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchasers were accredited investors and had access to the kind of information registration would provide. Appropriate investment representations were obtained, and the securities were or will be issued with restricted securities legends.

Item 9.01.  Financial Statements and Exhibits.

        (a) Financial Statements of Businesses Acquired.
            --------------------------------------------
            None.

        (b) Pro Forma Financial Information.
            --------------------------------
            None.

        (c) Exhibits.
            ---------
        Number  Description
        ------  -----------
        10.1 License and Royalty Agreement dated June 1, 2006 by and between RPM Technologies, Inc. and Gerald Edson

        10.2 Securities Purchase Agreement dated as of June 19, 2006 between RPM Technologies, Inc. and Laurus Master Fund Ltd.

        10.3 Secured Term Note dated as of June 19, 2006 in favor of Laurus Master Fund, Ltd.

        10.4 Common Stock Purchase Warrant issued as of June 19, 2006 to Laurus Master Fund, Ltd.

        10.5 Registration Rights Agreement dated as of June 19, 2006 between RPM Technologies, Inc. and Laurus Master Fund, Ltd.

        10.6 Master Security Agreement dated as of June 19, 2006 between RPM Technologies, Inc. and Laurus Master Fund, Ltd.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  June 28, 2006                                RPM TECHNOLOGIES, INC.


                                                    By:   /S/ RANDY ZYCH
                                                    --------------------
                                                    Randy Zych,
                                                    Chief Executive Officer

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                          EXHIBITS FILED WITH THIS REPORT

  Number  Description
  ------  -----------
   10.1 License and Royalty Agreement dated June 1, 2006 by and between RPM Technologies, Inc. and Gerald Edson

   10.2 Securities Purchase Agreement dated as of June 19, 2006 between RPM Technologies, Inc. and Laurus Master Fund Ltd.

   10.3 Secured Term Note dated as of June 19, 2006 in favor of Laurus Master Fund, Ltd.

   10.4 Common Stock Purchase Warrant issued as of June 19, 2006 to Laurus Master Fund, Ltd.

   10.5 Registration Rights Agreement dated as of June 19, 2006 between RPM Technologies, Inc. and Laurus Master Fund, Ltd.

   10.6 Master Security Agreement dated as of June 19, 2006 between RPM Technologies, Inc. and Laurus Master Fund, Ltd.

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